Exhibit 3.3

Cert. No. 98789

THE COMPANIES ACTS, 1963 TO 2001

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

of

eircom Limited

(as altered up to and including 7 August 2003)

COMPANIES ACTS 1963 TO 2001

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

eircom LIMITED

(as altered up to and including 29 July 2003)

1.             The name of the Company is eircom Limited.

2.             The objects for which the Company is established are:

(1)           To provide communication services together with any other services which may be advantageously carried on separately or in conjunction therewith, including any Internet, multimedia, interactive, e-commerce services or activities, systems supply and integration, broadband services, software development and distribution, consultancy and/or broadcasting.

(2)           To carry on the businesses of a holding, investment, estate and trust company and to raise money on such terms and conditions as may be thought desirable, and invest the amount thereof in or upon or otherwise acquire and hold shares, stocks, debentures, debenture stocks, bonds mortgages, obligations and securities of any kind issued or guaranteed by any public or private company, corporation or undertaking of whatever nature wherever situated or carrying on business, and shares, stocks, debentures, debenture stocks, bonds, obligations and other securities of Ireland or any other government or authority supreme, municipal, local or otherwise whether at home or abroad.

(3)           To provide such consultancy, advisory, training and contract services inside and outside the State as the Company thinks fit.

(4)           To carry on all or any of the businesses of manufacturers, purchasers, lessors, importers, exporters, developers, suppliers, users, vendors, repairers, maintainers and installers of

(i)            telecommunications equipment, machinery, apparatus and appliances of every description, and

(ii)           all ancillary equipment, materials, machinery, appliances, apparatus, components and parts

A.            requisite or advisable for a telecommunications service or

B.            a function or the use of which requires or involves or may require or involve to any extent any one or more of the transmission, conveyance, impartation and receipt of any matter between persons and persons or things and things or persons and things or vice versa, and so that for the purpose of this paragraph any two or more articles of any description manufactured, purchased, leased, imported, exported, developed, supplied, used, sold, repaired, maintained or installed for use as one unit shall be treated as one article.

(5)           To carry out and procure the carrying out of researches, investigations and experimental work of every description in matters relating to telecommunications.

(6)           To lend and advance money or give credit to any persons or companies whether with or without security and with or without interest and whether or not the Company receives any consideration, advantage or benefit, direct or indirect from lending or advancing such money or giving such credit or on such terms as may seem beneficial to the group as a whole (the group consisting of those companies which are for the time being the Company’s subsidiaries or holding company as defined in Section 155 of the Companies Act, 1963 and any company which is a subsidiary of the Company’s holding company (each a “Group Company”)) and in particular to Group Companies, customers and others having dealings with the Company and, without prejudice to the generality of the foregoing, to enter into intra-group loan agreements between the Company and Valentia Telecommunications (“Valentia”) and/or any other Group Company as the same may be amended, substituted or replaced from time to time and to make the loans to Valentia contemplated thereby and to perform the obligations of the Company contained therein; and to give guarantees or become surety for any liabilities or obligations (present or future) of any persons or companies and generally to give any guarantees, indemnities and security on such terms and conditions as the Company may think fit.

(7)           To guarantee, grant indemnities in respect of, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) of the Company, or by both such methods, the performance of the obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any security (including any security denominated or repayable in a currency other than the currency of the State), indebtedness or obligations of any person, firm or company including (without prejudice to the generality of the foregoing) any Group Company or any person, firm or company otherwise associated with the Company in business and, without prejudice to the generality of the foregoing, to guarantee and grant indemnities in relation to the obligations of Valentia and any other borrower and/or guarantor under a facilities agreement to be entered into between Valentia the Company and Irish Telecommunications Investments Limited as borrowers and/or guarantors and Allied Irish Banks, plc, The Governor and Company of the Bank of Ireland, Barclays Capital, Deutsche Bank AG London, Goldman Sachs International Credit Partners L.P. and The Royal Bank of Scotland plc as mandated lead arrangers, Citigroup Global Markets Limited and Morgan Stanley Senior Funding, Inc. as lead arrangers, the financial institutions named therein as original lenders and Deutsche Bank AG London as facility agent and security agent as the same may be amended, substituted or replaced from time to time and under the Finance Documents referred to therein and to perform the functions and obligations of a guarantor and/or borrower under and as contemplated by such facilities agreement and to grant security in respect of its obligations thereunder to guarantee and grant indemnities in relation to the obligations of Valentia under the senior unsecured high yield notes to be issued by Valentia on or about the date of such facilities agreement and in relation to the obligations of eircom Funding under the senior subordinated notes to be issued by eircom Funding on or about such date and to guarantee and grant indemnities in relation to the obligations of Valentia under a loan agreement to be entered into between eircom Funding as lender and Valentia as borrower and pursuant to which the proceeds of such senior subordinated notes will be lent by eircom Funding to Valentia.

(8)           To give in accordance with all applicable law financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or any company which is its holding company.

(9)           To perform any duty or duties imposed on the Company by or under any enactment and, to exercise any power conferred on the Company by or under any enactment.

(10)         To provide data processing services and any other facilities and services associated with or involving the use of telecommunications equipment or computers and similar machines and equipment.

(11)         To carry on all or any of the businesses aforesaid either as a separate business or as the principal business of the Company, and to carry on any other business (whether manufacturing or otherwise) which may seem to the Company to be capable of being conveniently carried on in connection with the above objects or calculated directly or indirectly to enhance the value of or render more profitable the use of any of the Company’s property.

(12)         To incorporate or cause to be incorporated any one or more subsidiaries of the Company (within the meaning of section 155 of the Companies Act, 1963) for the purpose of carrying on any business.

(13)         To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on.

(14)         To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any rights of any sort to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

(15)         To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(16)         To purchase or otherwise acquire shares and securities of the Company or any company and to sell, hold, re-issue or otherwise deal with the same.

(17)         To enter into any arrangements with any Government or authority, supreme, municipal, local or otherwise that may seem conducive to the Company’s objects or any of them and to obtain from any such Government or authority any rights, privileges and concessions which the Company may think it desirable to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

(18)         To establish and support or aid in the establishment and support of associations, institutions, funds and trusts calculated to benefit Directors, and ex-directors, employees or ex-employees of the Company and all persons referred to or contemplated by section 46 of the Postal and Telecommunications Services Act, 1983 (as amended) or the dependants or connections of such persons, and (without prejudice to the generality of the foregoing) to grant gratuities, pensions or allowances on retirement or death to or in respect of any such persons and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the Company may think advisable.

(19)         To establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Company’s employees and to lend or otherwise provide money to the trustees of such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with its employees and/or the employees of any of its subsidiaries.

(20)         To establish any scheme or otherwise to provide for the purchase by or on behalf of customers of the Company of shares in the Company.

(21)         To promote any company or companies for the purpose of acquiring all or any of the assets and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(22)         To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of by way of gift or otherwise, turn to account or otherwise deal with all or any part of the property, undertaking, rights or assets of the Company and for such consideration as the Company might think fit; generally to purchase, take on lease or in exchange or otherwise acquire any real or personal property and rights or privileges.

(23)         To construct, maintain and alter any building or works necessary or convenient for any of the purposes of the Company or the benefit of its employees.

(24)         To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined.

(25)         To borrow or raise or secure the payment of money (including money in a currency other than the currency of the State) in such manner as the Company shall think fit and in particular by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, and to purchase, redeem or pay off any such securities.

(26)         To finance and to arrange or procure the provision of finance for the operation and/or development of the telecommunications service by such means and on such terms and conditions as the Company may think fit.

(27)         To engage in currency exchange, interest rate and/or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity) including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars, commodity or index linked swaps and any other foreign exchange, interest rate or commodity or index linked arrangements and such other instruments as are similar to or derive from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or termination of any such transactions.

(28)         To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

(29)         To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other, negotiable or transferable instruments.

(30)         To undertake and execute any trusts the undertaking whereof may seem desirable and either gratuitously or otherwise.

(31)         To sell or dispose of any part of the undertaking of the Company for such considerations as the Company may think fit and in particular for shares, debentures or securities of any other company having objects altogether or in part similar to those of the Company.

(32)         To adopt such means of making known the services and products of the Company as may seem expedient.

(33)         To obtain any enactment for enabling the Company to carry any of its objects into effect or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(34)         To procure the Company to be registered or recognised in any country or place.

(35)         To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with any of the property and rights of the Company.

(36)         To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation, which may be thought detrimental to the interests of the Company or its employees and to subscribe to any association or fund for any such purposes.

(37)         To grant bonuses to any person or persons who are or have been in the employment of the Company.

(38)         To grant, convey, transfer or otherwise dispose of any property of whatever nature or tenure of the Company and to enter into any arrangement for the letting or hire of any such property on such terms and conditions and for such consideration as the Directors shall think fit.

(39)         To do all or any of the above things in any part of the world and as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

(40)         To distribute any of the property of the Company in specie among the members.

(41)         To do anything which appears to the Company to be requisite, advantageous or incidental to, or which appears to the Company to facilitate, either directly or indirectly, the attainment of the above objects or any of them.

It is hereby declared that

(i)            the word “company” in this Clause shall be deemed to include any partnership or other body of persons whether incorporated or not and whether domiciled in the State or elsewhere,

(ii)           the objects of the Company as specified in each of the foregoing paragraphs of this Clause shall, except where otherwise expressed in any paragraph, be separate and distinct objects of the Company and shall not be in any wise limited or restricted by reference to or interference from the terms of any other paragraph or the order in which the same occur or the name of the Company:

Provided always that the provisions of this Clause shall be subject to the Company obtaining where necessary for the purpose of carrying any of its objects into effect such licence, permit or authority as may be required by law.

3.             The liability of the members is limited.

4.             The share capital of the Company is EUR 750,000,000 divided into 3,000,000,000 Ordinary Shares of EUR 0.25 each.(1)

(1) Note:     By an ordinary resolution dated 18th December, 1996, the share capital of the Company was increased to IR£600,000,000 divided into 600,000,000 Ordinary Shares of IR£1.00 each by the creation of 100,000,000 new Ordinary Shares of IR£1.00 each to rank pan passu in all respects with existing Ordinary Shares in the capital of the Company. By a special resolution dated 8th June, 1999, the share capital of the Company was redenominated and renominalised into €750,000,000 divided into 600,000,000 Ordinary Shares of €1.25 each, following which they were subdivided into 3,000,000,000 Ordinary Shares of  €0.25 each.

We, the several persons whose names and addresses are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber (in words)

Sean O Ceallaigh 7 Blackheath Ave Clontarf Dublin 3 (Civil Servant)	One Share

Michael Grant 22 Kew Park Crescent Lucan Co. Dublin (Civil Servant)	One Share

Names, Addresses and Descriptions
of Subscribers

Dated this 15th day of December, 1983.

Witness to the above signatures:

Thomas J. Tobin, 106 Charnwood,

Vevay Road,

Bray,

Co. Wicklow.

COMPANIES ACTS, 1963 TO 2001

COMPANY LIMITED BY SHARES

(New)

ARTICLES OF ASSOCIATION

OF

eircom LIMITED

(as adopted by Special Resolution dated 7 August 2003)

INTERPRETATION

Table A:

1.             The regulations in Table A in the First Schedule to the 1963 Act shall not apply to the Company.

Definitions:

2.             In these Articles, unless the context otherwise requires:

1963 Act means the Companies Act, 1963;

1983 Act means the Companies (Amendment) Act, 1983;

1990 Act means the Companies Act, 1990

Act means the Companies Acts, 1963 to 2001 including any statutory modifications or re-enactment thereof for the time being in force;

A Director means a Director designated as an A Director pursuant to Article 75.2;

Adviser to the Board means a person appointed to advise the Board in accordance with Article 83;

Appointee Director means any Director designated from time to time as an A Director, B Director, C Director or D Director of the shareholder(s) for the purposes of Weighted Director Consent pursuant to Article 75.2;

Articles means these articles of association as originally framed or as from time to time altered by special resolution, and reference to an “Article” shall be construed accordingly;

Auditors means the auditors or auditor for the time being of the Company;

B Director means a Director designated as a B Director pursuant to Article 75.2;

Board means the board of Directors of the Company from time to time;

Business Day means a day (other than a Saturday or Sunday) on which banks generally are open in Dublin for the transaction of normal business;

C Director means a Director designated as a C Director pursuant to Article 75.2;

Chairman means the person (if any) for the time being holding such office having been appointed thereto under the terms of these Articles;)

Class Meeting means a separate general meeting of the holders of a particular class of shares;

Committee means a committee to which the Directors have delegated powers pursuant to the provisions of these Articles;

Company means the company whose name appears in the heading to these Articles;

Connected Person in relation to an individual means his spouse, child or remoter issue.

D Director means a Director designated as a D Director pursuant to Article 75.2;

Directors means the Directors for the time being of the Company, or any of them acting as the Board, and reference to a “Director” shall be construed accordingly;

Employees shall be deemed to include consultants and directors of the Company and any other member of the Group and also any persons whose services are otherwise provided to the Company or any member of the Group and who are determined to be treated as Employees by the Directors for the purposes thereof and the terms “Employee” and “Employed” shall be construed accordingly;

Ireland means Ireland excluding Northern Ireland;

Majority Director Consent means the consent or approval of six Directors of the Company given at a meeting of the Board (or of a Committee of the Board) held in one location in Ireland and accurately recorded (with particulars of any conditions to which approval is subject) in the minutes of that meeting;

Memorandum means the memorandum of association for the time being of the Company;

Month means calendar month;

Office means the registered office for the time being of the Company;

Seal means the common seal of the Company and includes any official seal kept by the Company by virtue of Section 41 of the 1963 Act or Section 3 of the Companies (Amendment) Act, 1977;

Secretary means the secretary of the Company or any other person appointed to perform the duties of secretary of the Company including a joint, assistant or deputy secretary;

Single-Member Company Regulations means the European Communities (Single-Member Private Limited Companies) Regulations, 1994;

Subsidiary means a subsidiary as defined in Section 155 of the 1963 Act;

Valentia means Valentia Telecommunications registered in Ireland with registered number 298420;

Voting Rights means the percentage of voting rights attributable to the Appointee Directors for the purposes of Weighted Director Consent where:-

the A Director or A Directors (or their alternate directors) voting on a matter requiring Weighted Director Consent pursuant to Article 85.1.2 shall be deemed to exercise between them votes constituting 48.62% of the Voting Rights;

the B Director or B Directors (or their alternate directors) voting on a matter requiring Weighted Director Consent pursuant to Article 85.1.2 shall be deemed to exercise between them votes constituting 19.38% of the Voting Rights;

the C Director or C Directors (or their alternate directors) voting on a matter requiring Weighted Director Consent pursuant to Article 85.1.2 shall be deemed to exercise between them votes constituting 25% of the Voting Rights; and

the D Director or D Directors (or their alternate directors) voting on a matter requiring Weighted Director Consent pursuant to Article 85.1.2 shall be deemed to exercise between them votes constituting 5.57% of the Voting Rights;

Weighted Director Consent means the consent or approval of Appointee Directors (and/or their duly appointed alternates) entitled to exercise 60% or more of the Voting Rights from time to time on a matter requiring such consent pursuant to Article 85.1.2, such consent to be given at a meeting of the Appointee Directors (and/or their duly appointed alternates) convened and held in Ireland in accordance with the rules for meeting of the Board (mutatis mutandis);

Working Hours means 9:30 a.m. to 5:30 p.m. on a Business Day;  and

Year means calendar year.

3.             Interpretation:  In the Articles:

3.1.          unless expressly defined in the Articles or in Appendix A to the Articles, words or expressions that are defined in the Act bear the same meaning as in the Act but excluding any statutory modification of the Act not in force when the Articles become binding on the Company;

3.2.          unless expressly stated to the contrary in these Articles and Appendix A, references to dates and times refer to dates and times in Dublin;

3.3.          references to a document being executed include references to it being executed under hand or under seal or by any other method;

3.4.          words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and the neuter gender and words denoting persons include corporations;

3.5.          headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles;

3.6.          the word “Directors” in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;

3.7.          no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation;

3.8.          except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power; and

PRIVATE COMPANY

4.             The Company is a private company and accordingly:

4.1.          The right to transfer shares is restricted in the manner hereinafter prescribed;

4.2.          The number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were while in such employment, and have continued after the determination of such employment to be, members of the Company) is limited to fifty, so, however, that where two or more persons hold one or more shares in the Company jointly, they shall, for the purpose of this Article, be treated as a single member;

4.3.          Any invitation to the public to subscribe for any shares or debentures of the Company is prohibited; and

4.4.          The Company shall not have power to issue share warrants to bearer.

SHARE CAPITAL AND VARIATION OF RIGHTS

5.             Capital Structure:

The capital of the Company is €750,000,000 divided into 3,000,000,000 Ordinary Shares of €0.25 each.

6.             Classes of shares:

Whenever the capital of the Company is divided into different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a Class Meeting of the holders of the shares of the class.  The provisions of these Articles relating to general meetings shall apply to every such Class Meeting, but so that the necessary quorum at any such meeting other than an adjourned meeting shall be two persons holding or representing by proxy at least one-fifth in nominal value of the issued shares of the class in question and, at an adjourned meeting, one person holding shares of the class in question or his proxy. Any holder of shares of the class in question present in person or by proxy may demand a poll and every holder of shares of the class shall on a poll, have one vote in respect of every share of the class held by him.

7.             The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

8.             Directors’ Authority to Allot Shares:

Subject to the provisions of Articles 9, 10 and 85 relating to new shares, all unissued shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act and these Articles) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount except in accordance with the provisions of the Act.

9.             Shares with Special Rights:

9.1.          Allotment Powers:

Subject to the provisions of the Act and these Articles and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by ordinary resolution determine.

9.2.          Redeemable Shares:

Subject to the provisions of the Act, shares in the capital of the Company may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by the Articles.

9.3.          Commissions:

The Company may exercise the powers of paying commissions conferred by the Act.  Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

10.           Section Authority:

The Directors are (subject always to Article 85) hereby authorised generally and unconditionally to exercise all powers of the Company to allot relevant securities (as defined for the purposes of section 20 of the 1983 Act) up to an amount equal to the authorised but as yet unissued share capital of the Company as at the date of adoption of these Articles,  and such authority shall expire five Years from that date save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.

11.           Section Exclusion:

Section 23(1) of the 1983 Act is hereby excluded in its application in relation to all allotments by the Company of equity securities as defined for the purposes of that section.

12.           Purchase of Own Shares:

Subject to and in accordance with the provisions of the Acts and Article 85, the Company may purchase its own shares (including any redeemable shares) and make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

13.           Financial Assistance:

The Company may give any form of financial assistance which is permitted by the Acts for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in the Company’s holding Company.

14.           No Trusts Recognised:

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

SHARE CERTIFICATES

15.           Members’ Rights to Certificates:

Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine.  Every certificate shall be executed under the Seal or otherwise in accordance with the Act or in such other manner as the Directors may approve and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon.  The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

16.           Replacement Certificates:

If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

LIEN

17.           Company to have Lien on Shares:

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share.  The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article.  The Company’s lien on a share shall extend to any amount payable in respect of it.

18.           Enforcement of Lien on Shares:

The Company may sell any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.  Such shares shall be offered by the Company to the holders at that time pro rata to their holding of shares in the Company and any shares not being taken up by such holders shall be sold in such manner as the Directors may determine.

19.           Giving Effect to the Sale:

To give effect to a sale pursuant to Article 18, the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser.  The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

20.           Application of Proceeds:

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES AND FORFEITURE

21.           Power to Make Calls:

Subject to the terms of allotment, a resolution of the Directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares.  A call may be required to be paid by instalments.  A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part in each case subject to a resolution of the Directors.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

22.           Time When Call Made:

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

23.           Liability of Joint Holders:

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

24.           Interest Payable:

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the rate determined by the Directors (not in excess of 5 per cent. per annum) but a resolution of the Directors may waive payment of the interest wholly or in part.

25.           Deemed Calls:

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

26.           Differentiation on Calls:

Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

27.           Notice Requiring Payment of Call:

If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due, not less than fourteen clear days’ notice, requiring payment of the amount unpaid together with any interest which may have accrued.  The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made shall be liable to be forfeited.

28.           Forfeiture for Non-Compliance:

If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

29.           Sale of Forfeited Shares:

Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine but shall be offered first to the person who was before the forfeiture the holder; second (to the extent such shares have not been taken up by such person) to the holders at that time pro rata to their holding of such shares in the Company; and third (to the extent such shares have not already been taken up) to any other person, and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit.  Where for the purposes of its disposal a forfeited share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the share to that person.

30.           Liability following Forfeiture:

A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the directors (not in excess of 5 per cent. per annum) from the date of forfeiture until payment but a resolution of the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

31.           Evidence of Forfeiture or Surrender:

A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

TRANSFER OF SHARES

32.           Form of transfer:

Subject to the restrictions of these Articles, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve.

33.           The instrument of transfer of any share shall be executed by or on behalf of the transferor and, in the case of a share not fully paid, by or on behalf of the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof.

34.           Directors may decline to register:

Subject to Article 85 and the provisions of this Article 34, the Directors may, in their absolute discretion, decline to register any transfer of any share, whether or not it is a fully paid share for the purpose of maintaining the private limited company status of the Company provided that the Directors may not refuse to register the transfer of a share or shares in the Company resulting from the enforcement of any legal or equitable charge, mortgage or pledge over the shares of the Company.  The Directors may also decline to recognise any instrument of transfer unless:-

34.1.1.     the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

34.1.2.     the instrument of transfer is in respect of one class of share only.

If the Directors decline to register a transfer they shall, within two Months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.  Notwithstanding the provisions of this Article 34, the Directors shall not decline to register any transfer of shares, nor may they suspend registration thereof, where such a transfer is executed or delivered for registration by any person to whom such shares have been charged by way of security, or by any nominee of such person, pursuant to the power of sale under such security and a certificate by any officer of such person that the shares were so charged and the transfer was so executed or delivered shall, save in the case of manifest error, be conclusive evidence of that fact.

TRANSMISSION OF SHARES

35.           Transmission

If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest;  but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

36.           Elections Permitted

A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the Directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect.  If he elects to have another person registered he shall execute an instrument of transfer of the share to that person.  All the Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

37.           Rights of person entitled by transmission

A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before becoming a member, be entitled in respect of it to attend or vote at any meeting of the Company or at any Class Meetings.

ALTERATION OF SHARE CAPITAL

38.           Alterations by:  Subject to Article 85, the Company may by ordinary resolution:

38.1.        increase its share capital by new shares of such amount as the resolution prescribes;

38.2.        consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

38.3.        subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount; and

38.4.        cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

39.           Fraction arising:

Whenever as a result of a consolidation of shares any member would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser.  The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

40.           Power to reduce capital

Subject to the provisions of the Act and Article 85, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

GENERAL MEETINGS

41.           Annual general meetings:

Subject to the next following Article, the Company shall in each Year hold a general meeting as its annual general meeting in addition to any other meeting in that Year, and shall specify the meeting as such in the notice calling it, and not more than 15 Months shall elapse between the date of one annual general meeting and that of the next.  However, so long as the Company holds its first annual general meeting within 18 Months of its incorporation, it need not hold it in the Year of its incorporation or in the Year following.  Subject as aforesaid, annual general meetings shall be held at such times as the Directors appoint.

42.           Annual general meetings shall be held in Ireland.

43.           Extraordinary general meetings:

All general meetings other than annual general meetings shall be called extraordinary general meetings.

44.           The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition by members, or in default may be convened by such requisitionists, as is provided by section 132 of the 1963 Act.  An extraordinary general meeting may also be requisitioned by the Auditors under the circumstances described in section 186 of the 1990 Act.  If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

45.           Subject to sections 133 and 141 of the 1963 Act, an annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days’ notice in writing at the least, and a general meeting (other than an annual general meeting or a meeting for the passing of a special resolution) shall be called by seven days’ notice in writing at the least.  The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the day, the place and the hour of the meeting and, in the case of special business, the general nature of that business and shall be given in manner authorised by these Articles to such persons as are under these Articles entitled to receive such notices from the

Company.

46.           A general meeting, notwithstanding that it has been called by a shorter notice than that specified in the last preceding Article, shall be deemed to have been duly called if it is so agreed:

46.1.        In the case of a general meeting for the purpose only of passing one or more special resolutions, by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 90% in nominal value of the shares giving that right;  or

46.2.        In the case of any other general meeting, by the Auditors and by all the members entitled to attend and vote thereat.

47.           The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

48.           Chairman:

The Chairman, if any, shall preside as Chairman at every general meeting of the Company, but, where there is no Chairman or the Chairman is not present and willing to act, the Directors present shall elect one of their number to be chairman of the meeting; but if no Director is willing to act as Chairman or if no Director is present, the members present shall choose one of their number to be Chairman of the meeting.

49.           Special business:

All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting with the exception of declaring a dividend, the consideration of the accounts, balance sheets and reports of the Directors and Auditors, the election of Directors in the place of those retiring (whether by rotation or otherwise), the fixing of the remuneration of the Directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the Auditors.

50.           Quorum:

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two members present in person or by proxy in one location in Ireland and entitled to vote on the business to be transacted shall be a quorum if and so long as Article 73 shall not apply.  Participation by telephone shall not be permitted.  If Article 73 shall apply, the sole member, present in person or by proxy, is a sufficient quorum at a general meeting.

51.           If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the member or members present shall be a quorum.

52.           Proxies:

Votes may be given either personally or by proxy and every member entitled to attend and vote at a general meeting may appoint one or more proxies to attend, speak and vote on his behalf at the same meeting.  A proxy may attend the general meeting to which the appointment relates and, in the absence of his appointer, may speak and vote thereat on such appointer’s behalf.

53.           The instrument appointing a proxy shall be in any usual or common form and in writing under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a body corporate, either under Seal or under the hand of an officer or attorney duly authorised.  A proxy need not be a member of the Company.

54.           The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting, before the commencement of the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, before the commencement of the taking of the poll, and, in default, the instrument of proxy shall not be treated as valid; provided that

54.1.        In the case of a meeting which is adjourned to, or a poll which is to be taken on, a date which is less than seven days after the date of the meeting which was adjourned or at which the poll was demanded, it shall be sufficient if the instrument of proxy and any such authority and certification thereof as aforesaid is deposited as aforesaid at the commencement of the adjourned meeting or the taking of the poll; and

54.2.        An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so deposited for the purposes of any meeting shall not require to be deposited again for the purposes of any subsequent meeting to which it relates.

55.           The deposit of an instrument of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof.  The instrument appointing a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

56.           The instrument appointing a proxy shall be deemed to confer authority to demand a poll.

57.           A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, if no intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used or before the time appointed for the taking of a poll.

58.           Adjournment:

The Chairman of the meeting may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

59.           Voting:  At a general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:-

59.1.        by the Chairman of the meeting; or

59.2.        by any member or members present in person or by proxy at the meeting, the demand for a poll may be withdrawn.

60.           Unless a poll is demanded as aforesaid, a declaration by the Chairman of the meeting that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or lost, and an entry to that effect in the book containing the minutes of the proceedings shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

61.           A poll demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the Chairman of the meeting may direct.  No notice need be given of a poll not taken immediately.  The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

62.           Except as provided in the last preceding Article, if a poll is duly demanded it shall be taken in such manner as the Chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

63.           Where there is an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

64.           Amendment to a resolution:

If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

VOTES OF MEMBERS

65.           Right to vote:

Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every member shall have one vote for each share of which he is the holder.

66.           Notwithstanding the last preceding Article, for so long as:

66.1.        the Company holds shares as treasury shares;  or

66.2.        any Subsidiary of the Company holds shares in the Company,

the Company or the Subsidiary as the case may be shall not exercise any voting rights in respect of the shares.

67.           Qualification of voters:

Where there are joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

68.           A member of unsound mind, or in respect of whom an order has been made by any court of relevant jurisdiction, may vote, whether on a show of hands or on a poll and whether in person or by proxy by his Committee, receiver, guardian, or other person appointed by that court, if evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote is deposited at the Office or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, before the commencement of the meeting or adjourned meeting at which the right to vote is to be exercised, and, in default, the right to vote shall not be exercisable.

69.           No member shall be entitled to vote at any general meeting unless all calls or other sums immediately payable by him in respect of shares in the Company have been paid.

70.           No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

BODIES CORPORATE ACTING BY REPRESENTATIVES AT MEETINGS

71.           Any body corporate which is a member of the Company may, by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any Class Meetings, and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company.

NO RESOLUTIONS IN WRITING

72.           A resolution in writing signed by all the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be invalid and ineffective for all purposes.

SINGLE-MEMBER COMPANY

73.           If at any time the Company has only one member, that is to say that all the issued shares of the Company are registered in the name of a sole person (whether a natural person or a body corporate), it shall be a single-member company within the meaning of the Single-Member Company Regulations.  If and so long as the Company is a single-member company, the provisions of this Article 73 shall apply notwithstanding anything to the contrary in these Articles.

73.1.        Annual general meetings:

The sole member may decide to dispense with the holding of annual general meetings.  Such decision shall be effective for the Year in which it is made and subsequent Years, but nevertheless the sole member or the auditors may require the holding of an annual general meeting in any such Year in accordance with the procedure laid down in the Single-Member Company Regulations.

73.2.        Where a decision to dispense with the holding of annual general meetings is in force, the accounts and the Directors’ and Auditors’ reports that would otherwise be laid before an annual general meeting shall be sent to the sole member as provided in the Single-Member Company Regulations, and the provisions of the Act with regard to the annual return and the accounts which apply by reference to the date of the annual general meeting shall be construed as provided in the Single-Member Company Regulations.

73.3.        Quorum at general meetings:

The sole member, present in person or by proxy, is a sufficient quorum at a general meeting.

73.4.        Resolutions of shareholders:

All matters requiring a resolution of the Company in general meeting (except the removal of the Auditors from office) may be validly dealt with by a decision of the sole member.  The sole member must provide the Company with a written record of any such decision or, if it is dealt with by a written resolution under Article 72, with a copy of that resolution, and the decision or resolution shall be recorded and retained by the Company.

73.5.        Contracts with sole member:

Where the Company enters into a contract with the sole member which is not in the ordinary course of business and which is not in writing, and the sole member also represents the Company in the transaction (whether as a Director or otherwise), the Directors shall ensure that the terms of the contract are forthwith set out in a written memorandum or are recorded in the minutes of the next Directors’ meeting.

74.           If and whenever the Company becomes a single-member company or ceases to be a single-member company, it shall notify the Registrar of Companies as provided in the Single-Member Company Regulations.

DIRECTORS

75.           Number of Directors:

75.1.        The number of Directors (other than alternate Directors) shall be not less than two and unless otherwise determined by ordinary resolution of the member(s) shall not exceed eleven.  A sole Director may exercise all the powers and discretions expressed by these Articles to be vested in the Directors generally.

75.2.        The shareholder(s) may from time to time by ordinary resolution designate certain Directors as A Directors, B Directors, C Directors or D Directors for the purposes of Weighted Director Consent and/or terminate and/or vary any such designation.

76.           Alternate Directors:

A Director (other than an alternate Director) may appoint:-

76.1.        any other Director (other than an alternate Director); or

76.2.        any other person (other than an alternate Director) with Majority Director Consent,

who is willing to act, to be an alternate Director and may remove from office an alternate Director so appointed by him.

77.           Notice to Alternates:

An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate Director.

78.           Alternate Representing more than one Director:

A Director or any other person may act as alternate Director to represent more than one Director, and an alternate Director shall be entitled at meetings of the Directors or any Committee of the Directors to one vote for every Director whom he represents (and who is not present) in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

79.           Expenses and Remuneration of Alternates:

An alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director but shall not be entitled to receive any remuneration from the Company in respect of his services as an alternate Director except such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.  An alternate Director shall be entitled to be indemnified by the Company to the same extent as if he were a Director.

80.           Termination of Appointment:  An alternate Director shall cease to be an alternate Director:

80.1.        if his appointor ceases to be a Director; or

80.2.        if his appointor revokes his appointment pursuant to Article 76; or

80.3.        on the happening of any event which, if he were a Director, would cause him to vacate his office as Director; or

80.4.        if he resigns his office by notice to the Company.

81.           Method of Appointment and Revocation:  Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment.  The notice may be:

81.1.        delivered personally to the Secretary or to a Director other than the Director making or revoking the appointment; or

81.2.        (sent by post in a prepaid envelope addressed to the office or to another address designated by the Directors for that purpose or by leaving it at the office or such other address; or

81.3.        sent by telex, facsimile or electronic mail to a number designated by the Directors for that purpose.

The appointment or removal shall take effect when the notice is deemed delivered in accordance with Article 130 or Article 131 (as the case may be) or on such later date (if any) specified in the notice.

82.           No Agency:

Save as otherwise provided in the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

ADVISERS TO THE BOARD

83.           Appointment and Renewal:

The Board may from time to time by resolution appoint up to two persons (not being Directors) each to be an Adviser to the Board on such terms as it shall in its absolute discretion think fit, and may, at the like discretion, terminate any such appointment.  Any person so appointed shall not be nor deemed to be a Director of the Company within the meaning of that word as used in the Act, or for the purposes of any other statute or statutory instrument.  The expressions “Directors” and “the Directors” in these Articles shall not include an Adviser to the Board.

84.           Powers and Rights:  Without prejudice to the generality of the foregoing:

84.1.        an Adviser to the Board shall not have any powers or be subject to any of the duties of a Director save insofar as specific powers or duties may have been vested in, delegated to or imposed upon him by the Board;

84.2.        an Adviser to the Board shall have access to the books of the Company and shall be entitled to receive notice of and attend but shall not be entitled to vote at meetings of the Board or of any Committee of the Board.  An Adviser to the Board attending any such meeting by invitation of the Board shall not be counted in reckoning whether a quorum is present;

84.3.        the appointment of a person to be an Adviser to the Board may be in place of or in addition to his employment by the Company in any other capacity but unless otherwise expressly agreed between him and the Company the appointment as Adviser to the Board shall not affect the terms and conditions of his employment by the Company in any other capacity whether as regards duties, remuneration, pension or otherwise; and

84.4.        an appointment as Adviser to the Board shall forthwith terminate if the Adviser to the Board:

84.4.1.     resigns by notice in writing;

84.4.2.     is found or becomes of unsound mind or becomes bankrupt or compounds with his creditors;

84.4.3.     becomes for the time being prohibited from being concerned or taking part in the management of the Company by reason of any order made under the Act;

84.4.4.     is removed by a resolution of the Board; or

84.4.5.     being an Employee of the Company, ceases to be such an Employee.

POWERS OF DIRECTORS

85.           Business of the Board:

85.1.        Subject to the provisions of the Act, the Memorandum and the Articles and to any directions given by resolution of the Company in general meeting, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company provided that:

85.1.1.     the matters set out in column B of Appendix A to the Articles shall first require Majority Director Consent; and

85.1.2.     the matters set out in column C of Appendix A to the Articles shall first require that 14 days’ notice in writing (or in the case of any decision to seek a flotation or the listing of the shares in the Company or any Subsidiary of the Company on any investment exchange 28 days’ notice in writing) of the proposed matter has first been given to the Appointee Directors and either

(i)            such period has elapsed without any Appointee Director notifying the directors that the matter requires Weighted Director Consent or such period has been waived by one of each A Director, B Director, C Director and D Director (or their duly appointed alternates); or

(ii)           Weighted Director Consent has been given to such matter and either such period has elapsed or such period has been waived by one of each A Director, B Director, C Director and D Director (or their duly appointed alternates).

85.2.        No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.  The powers given by this Article shall not be limited by any special power given to the Directors by the Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

86.           Exercise by Company of Voting Rights:

Subject to Article 85, the Directors may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as they think fit (including without limitation the exercise of that power in favour of any resolution appointing its

Directors or representatives of its members or any of them Directors of such body corporate, or voting or providing for the payment of remuneration to the Directors of such body corporate.

87.           Subject to the provisions of the Act, the Memorandum and the Articles and to any directions given by resolution of the Company in general meeting, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company.  No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.  The powers given by this Article shall not be limited by any special power given to the Directors by the Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

DELEGATION OF DIRECTORS’ POWERS

88.           Committees of the Directors:

The Directors may with Majority Director Consent delegate any of their powers to any Committee consisting of one or more Directors.  The Directors may also delegate to any Director holding any executive office such of their powers as the Directors consider desirable to be exercised by him.  Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate all or any of the powers delegated to one or more Directors (whether or not acting as a Committee) or to any Employee or agent of the Company.  Any such delegation may be made subject to such conditions as the Directors may specify, and may be revoked or altered.  The Directors may co-opt persons other than Directors on to any such Committee.  Such co-opted persons may enjoy voting rights in the committee.  The co-opted members shall be less than one-half of the total membership of the Committee and a resolution of any Committee shall be effective only if a majority of the members present are Directors.  Subject to any conditions imposed by the Directors, the proceedings of a Committee with two or more Directors shall be governed by these Articles regulating the proceedings of Directors so far as they are capable of applying.

89.           Agents:

The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

90.           Officers:

The Directors may appoint any person to any office or employment having a designation or title including the word “Director” or attach such a designation or title to any existing office or employment with the Company and may terminate any such appointment or the use of any such designation or title.  The inclusion of the word “Director” in the designation or title of any such office or employment shall not imply that the holder is a Director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a Director of the Company for any of the purposes of these Articles.

APPOINTMENT AND RETIREMENT OF DIRECTORS

91.           Appointment and Removal of the Directors:

The Directors may by resolution in writing, having first obtained Majority Director Consent, appoint any person who is willing to act to be a Director, either to fill a vacancy or in addition to the existing Directors, subject to any maximum for the time being in force. Any Director so appointed shall hold office until he is removed by the Directors acting by resolution in writing and having first obtained Majority Director Consent, or otherwise in accordance with the Act and these Articles.

92.           Appointment and Removal by the Shareholder(s):

The shareholder(s) may by ordinary resolution, appoint any person or persons who is or are willing to act to be a Director, either to fill a vacancy or in addition to the existing Directors, subject to any maximum for the time being in force.  Any Director so appointed shall hold office until removed by ordinary resolution of the shareholder(s) in accordance with the Act and these Articles.  The shareholder(s) may (by agreement in writing, such agreement to be notified to the Company) delegate their powers to appoint and/or remove Directors under this Article 92 to any person or class of persons on such terms that the shareholder(s) may agree.

93.           No Special Notice:

No special notice is required of any resolution appointing or approving the appointment of such a Director nor is any notice required to state the age of the person to whom the resolution relates.

DISQUALIFICATION OF DIRECTORS

94.           Disqualification as a Director:  The office of a Director shall be vacated if:

94.1.        he ceases to be a Director by virtue of any provision of the Act or he becomes prohibited by law from being a Director; or

94.2.        he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

94.3.        he is, or may be, suffering from mental disorder and either:

94.3.1.     he is admitted to hospital in pursuance of an application for admission for treatment under the Health (Mental Services) Act 1981; or

94.3.2.     an order is made by a court having jurisdiction (whether in Ireland or the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

94.4.        he resigns his office by notice to the Company; or

94.5.        other than a Director appointed in accordance with Articles 91 or 92, he shall for more than six consecutive months have been absent without permission of the Directors from meetings of Directors held during that period and the Directors resolve that his office be vacated; or

94.6.        he is removed in accordance with the Articles; or

94.7.        other than a Director appointed in accordance with Articles 91 or 92, he is requested to resign in writing by not less than half of the other Directors. In calculating the number of Directors who are required to make such a request to the Director, (i) an alternate Director appointed by him acting in his capacity as such shall be excluded; and (ii) a Director and any alternate Director appointed by him and acting in his capacity as such shall constitute a single Director for this purpose, so that the signature of either shall be sufficient.

REMUNERATION OF DIRECTORS

95.           Remuneration:

The Directors (other than any Director who for the time being holds an executive office or employment with the Company) shall be paid out of the funds of the Company by way of remuneration for their services as Directors such fees as the Company may, by ordinary resolution, determine.  Any fee payable under this Article shall be distinct from any remuneration or other amounts payable to a Director under other provisions of these Articles and shall accrue from day to day.

96.           Director’ Expenses:

The Directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of Directors or Committees of Directors or general meetings of the Company or Class Meetings or otherwise in connection with the discharge of their duties.

DIRECTORS’ APPOINTMENTS AND INTERESTS

97.           Appointment to Executive Office:

Subject to the provisions of the Act, the Directors may appoint one or more of their number to the office of managing director or to any other executive office under the Company and may enter into an agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director.  Any such appointment, agreement or arrangement may be made upon such terms as the Directors determine and they may remunerate any such Director for his services as they think fit.  Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any claim to damages for breach of the contract of service between the Director and the Company.

98.           Directors may contract with the Company:  Subject to the provisions of the Act and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:-

98.1.        may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

98.2.        may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

98.3.        shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

99.           Notification of Interests:  For the purposes of Article 98:

99.1.        a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class or persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

99.2.        an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

BENEFITS, PENSIONS AND INSURANCE

100.         Benefits and Pensions:

The Directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a Subsidiary of the Company or a predecessor in business of the Company or of any such Subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

101.         Insurance:  Without prejudice to the provisions of Article 100 but subject to the Act, the Directors may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:-

101.1.                  a Director, other officer, Employee or Auditor of the Company, or any body which is or was the holding company or Subsidiary of the Company, or in which the Company or such holding company or Subsidiary has or had any interest (whether direct or indirect) or with which the Company or such holding company or Subsidiary is or was in any way allied or associated;

101.2.                  a trustee of any pension fund in which Employees of the Company

101.3.                  any trustee or corporate nominee of any share ownership trust and profit sharing scheme in which the Company participates including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

102.         Directors not liable to account:

Without prejudice to the generality of Article 98, no Director or former Director shall be accountable to the Company or the members for any benefit provided pursuant to Articles 100 and 101.  The receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

103.         Cessation or Transfer of Undertaking:

The Directors are hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its Subsidiaries in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any Subsidiary.

PROCEEDINGS OF DIRECTORS

104.         Convening meetings:

Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of such Director shall, call a meeting of the Directors.  At least seventy-two hours notice shall be given to each Director entitled to vote at any meeting of the Directors, except that shorter notice may be given with Majority Director Consent (provided that in no circumstances may less than twenty-four hours notice be given). A Director absent or intending to be absent from Ireland may request the Directors that notices of Directors meetings shall during his absence be sent in writing to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to Directors not so absent and, if no such request is made to the Directors, it shall not be necessary to give notice of a Directors meeting to any Director who is for the time being absent from Ireland. No account is to be taken of Directors absent from Ireland when considering the adequacy of the period of notice of the meeting. Any Director may waive notice of a meeting and any such waiver may be retrospective.

105.         Observer rights:

Any observer validly appointed pursuant to the provisions of these Articles shall have the right to receive notice of all meetings of the Directors and any Committees thereof at the same time as the Directors.  Subject to such observer first entering into a confidentiality agreement in a form reasonably satisfactory to the Directors, such observer shall have the right to attend all such Directors’ meetings and be given a reasonable opportunity to speak thereat.  No observer shall have the right to vote at any Directors’ meetings or have the authority to bind the Company.

106.         Voting:

Subject to Article 85, questions arising at a meeting shall be decided by a majority of votes.  In the case of an equality of votes, neither the Chairman nor deputy Chairman shall have a second or casting vote.

107.         Quorum:

The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be six Directors physically present in one location in Ireland.  A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum.  Any Director who ceases to be a Director at a Directors’ meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Directors’ meeting if no Director objects.

108.         Adjournments where quorum not present:

If a quorum is not present at the time for which a Directors’ meeting was called or ceases to be present thereafter, the meeting (the “first meeting”) shall be adjourned to a day being no more than five Business Days from the date of the first meeting at the same time and place.  The Company shall give notice to each Director who did not attend the first meeting requiring him either to attend the adjourned meeting of the Directors or to state in writing his views on the matters to be discussed at that meeting. If any Director having received such notice fails to attend such adjourned meeting those Directors (being at least two) who are present at such adjourned meeting held in one location in Ireland shall constitute a quorum.

109.         No Meetings by telephone, etc.

Participation in meetings of the Directors or of a Committee of the Directors by telephone shall not be permitted.

110.         Chairman and Deputy Chairman:

The Directors may appoint two of their number to be the Chairman and deputy Chairman of the Board and may at any time remove either from those offices.  Unless the Chairman is unwilling to do so, the Director so appointed shall preside at every meeting of Directors at which he is present.  But if there is no Director who is Chairman, or if the Director who is Chairman is unwilling to preside or is not present within five minutes after the time appointed for the meeting, and the deputy Chairman is also absent or unwilling to preside, the Directors present may appoint one of their number to be Chairman of the meeting.

111.         Validity of acts of the Board:

All acts done by a meeting of Directors, or of a Committee of Directors, or by a person acting as a Director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

112.         No Resolutions in writing:

A resolution in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a Committee of Directors shall be invalid and ineffective.

113.         Directors’ power to vote on contracts in which they are interested:

Without prejudice to his obligations of disclosure under the Act and the Articles, provided that he has disclosed to the Directors the nature and extent of any material interest of his (and any of his Connected Persons), a Director may vote at any meeting of the Directors or of a Committee of the Directors on, and be counted in the quorum present at a meeting in relation to, any resolution concerning a transaction or arrangement with the Company or in which the Company is interested, or concerning any other matter in which the Company is interested, notwithstanding that he is interested in that transaction, arrangement or matter or has in relation to it a duty which conflicts or may conflict with the interests of the Company.

SECRETARY

114.         Appointment and Removal of Secretary:

Subject to the provisions of the Act, the Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.

MINUTES

115.         Minutes required to be kept: The Directors shall cause minutes to be made in books kept for the purpose:

115.1.                  of all appointments of officers made by the Directors; and

115.2.                  of all proceedings at meetings of the Company, meetings of the Directors and of Committees of Directors and at Class Meetings, including the names of the Directors present at each such meeting.

THE SEAL, DEEDS AND CERTIFICATION

116.         Authority Required for Execution of Deed:

The Seal shall only be used by the authority of a resolution of the Directors.  The Directors may determine who shall sign any instrument executed under the Seal.  If they do not, it shall be signed by at least one Director and the Secretary or by at least two Directors.  Any document may be executed under the Seal by impressing the Seal by mechanical means or by printing the Seal or a facsimile of it on the document or by applying the Seal or a facsimile of it by any other means to the document.  A document signed, with the authority of a resolution of the Directors, by a Director and the Secretary or by two Directors and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the Seal.  For the purpose of the preceding sentence only, “Secretary” shall have the same meaning as in the Act and not the meaning given to it by Article 2.  The Directors may by resolution determine, either generally or in any particular case, that in respect of certificates for shares or debentures or other securities of the Company, the signature of any Director or of the Secretary or other person authorised by the Directors as aforesaid forming part of the sealing process may be applied or effected by non-autographic means, or that such certificates shall bear no signatures, and in favour of any registered holder or other person acquiring any such shares or debentures of other securities in good faith a certificate executed in any of the modes of execution authorised herein shall be as valid and effective as if such certificate was issued under the Seal or the official securities seal kept pursuant to the Act, as the case may be, of the Company pursuant to these Articles.

117.         Official Seal for use abroad:

The Company may exercise the powers conferred by section 41 of the 1963 Act with regard to having an official seal for use abroad.

118.         Certified Copies:

Any Director or the Secretary, or any person appointed by the Directors for the purpose, shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company (or at Class Meetings) or the Directors or any Committee of the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies of or extracts from them as true copies or extracts.  A document purporting to be a copy of a resolution, or the minutes of or an extract from the minutes of a meeting of the Company (of Class Meetings) or of the Directors or any Committee of the Directors that is certified in this way shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

119.         Declaration of dividends:

Subject to the provisions of the Act and Article 85, the Company may by ordinary resolution of the shareholder(s) declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

120.         Interim dividends:

Subject to the provisions of the Act and Article 85, the Directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution.  If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears unless so permitted by these Articles.  The Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.  Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

121.         Apportionment of dividends:

Except as otherwise provided by the rights attached to all shares, dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid.  All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

122.         Dividends in specie:

A general meeting declaring a dividend may, upon the recommendation of the Directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the Directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

123.         Procedure for payment to holders and others entitled:

Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct.  Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge by the Company.  Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

124.         Interest payable:

No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

125.         Forfeiture of unclaimed dividends:

Any dividend which has remained unclaimed for twelve Years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company.

126.         Record Dates:

Notwithstanding any other provisions of these Articles, the Company or the Directors may fix any date as the record date for any dividend, distribution, allotment or issue which may be on or at any time before or after any date on which the dividend, distribution or allotment or issue is declared, paid or made.

ACCOUNTS

127.         No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the Directors or by ordinary resolution of the Company

CAPITALISATION OF PROFITS

128.         Power to Capitalise:  Subject to Article 85, the Directors may with the authority of an ordinary resolution of the Company:

128.1.      subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

128.2.      appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

128.3.      make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and

128.4.      authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to all the members respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

AUDITORS

129.         The Auditors shall be appointed and removed and their rights and duties regulated and in accordance with the Act.  The Auditors shall be entitled to attend any general meeting and to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive, and to be heard on any part of the business which concerns them as Auditors.

NOTICES

130.         Notices in Writing:

Any notice to be given to or by any person pursuant to the Articles, except as otherwise provided in Article 104 shall be in writing which includes, without limitation, telex, facsimile and electronic mail and any other visible substitute for writing.  A notice may be partly in one form and partly in another.

131.         Method:  The Company may give any notice to a member:

131.1.      personally; or

131.2.      by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address; or

131.3.      by sending it by telex, facsimile or electronic mail to a number or address supplied to the Company by the member for that purpose.

In the case of joint holders of a share in the capital of the Company, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.  A member whose registered address is not within Ireland or the United Kingdom and who gives to the Company an address within Ireland or the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the Company.

132.         Deemed receipt:

A member present, either in person or by proxy, at any meeting of the Company or at Class Meetings shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

133.         Transferees etc. bound by prior notice:

Every person who becomes entitled to a share in the capital of the Company shall be bound by any notice in respect of that share in the capital of the Company which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

134.         Notice by Post:

This Article applies to any notice to be given to or by any person pursuant to the Articles, except as otherwise specifically provided herein.  Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given.  A notice sent by post shall be deemed given:

134.1.      (if sent by post from an address in Ireland or the United Kingdom to another address in Ireland or the United Kingdom, on the day following that on which the envelope containing it was posted;

134.2.      if sent by the equivalent of post from an address in another country to another address in that country, on the day following that on which the envelope containing it was posted;

134.3.      if sent by airmail from an address in Ireland or the United Kingdom to an address outside Ireland or the United Kingdom, or to an address in Ireland or the United Kingdom from an address outside Ireland or the United Kingdom, on the third day following that on which the envelope containing it was posted; and

134.4.      in any other case, on the fifth day following that on which the envelope containing it was posted.

135.         When Other Notices deemed given:

This Article applies to any notice to be given to or by any person pursuant to the Articles, except as otherwise specifically provided herein.  A notice sent by telex, facsimile or electronic mail transmission to a Director or member to a number or address supplied to the Company by such Director or member for that purpose shall be deemed given at the later of (i) twelve hours after the time of despatch; or (ii)  if the relevant time specified in (i) is outside Working Hours, at 9:30 a.m. on the first Business Day following the date specified in (i); or in any case, at such earlier time as receipt is acknowledged.  A notice left at the registered address of a member shall be deemed given when delivered.

136.         Notice to persons entitled by transmission:

A notice may be given by the Company to the persons entitled to a share in the capital of the Company in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the Articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within Ireland or United Kingdom supplied for that purpose by the persons claiming to be so entitled.  Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

WINDING UP

137.         If the Company is wound up, the liquidator may, with the sanction of a an extraordinary resolution of the Company and any other sanction required by the Act, divide among the members in specie or kind the whole or any part of the assets of the Company and (whether they consist of property of the same kind or not) and may, for that purpose, value any assets and as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members.  The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

MISCELLANEOUS

138.         Destruction of records:

The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six Years from the date of registration thereof, all notifications of change of address at any time after the expiration of two Years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one Year from the date of such cancellation or cessation.  It shall be presumed conclusively in favour of the Company that every entry in the register of members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled, and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; provided always that:

138.1.      the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

138.2.      nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

138.3.      references herein to a document include electronically-stored data, and references to the destruction of any document include references to the disposal thereof in any manner.

139.         Indemnity:

Subject to the provisions of the Act but without prejudice to any indemnity to which a Director may otherwise be entitled, every Director or other officer or Auditor of the Company shall be indemnified out of the assets of the Company against any reasonable liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or which he is acquitted or in connection with any application under section 391 of the 1963 Act in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

APPENDIX A

MATTERS REQUIRING SPECIAL APPROVALS

For the purposes of this Appendix A, the following definitions shall have effect:-

AJFOR means Lionheart Ventures (Overseas) Limited of Iris Tower, 6th Floor Makarios Avenue, PO Box 4656, Nicosia, Cyprus;

Approved Employee Plan means an employee share ownership, option or incentive plan adopted by the Company in accordance with the Articles of Association of Valentia Holdings Limited;

eircom Funding means eircom Funding registered in Ireland with registered number 359251;

ESOT means eircom ESOP Trustee Limited registered in Ireland with number 291846 in its capacity as trustee of the employee share ownership trust of Valentia Holdings Limited;

Facility Agreement means for so long as any sums remain outstanding thereunder the term and revolving facilities agreement dated 29 June 2001 entered into between, amongst others, Valentia, Goldman Sachs International, Deutsche Bank AG London, Barclays Capital, The Governor and Company of the Bank of Ireland and Allied Irish Banks plc as mandated joint lead arrangers, Goldman Sachs (Asia) Finance, Deutsche Bank AG London, Barclays Bank PLC, The Governor and Company of the Bank of Ireland and Allied Irish Banks plc as original lenders, Deutsche Bank AG London as facility agent and The Governor and Company of the Bank of Ireland as fronting bank, under which the Lenders (as defined therein) have made or agreed to make facilities in an aggregate principal amount of €2,325,000,000 available to Valentia and certain other members of the Group as amended, supplemented or varied (including any action required to increase the aggregate principal amount of the facility to €2,400,000,000) or any other Facility Agreement entered into by the Company or Valentia and/or any Holding Company or Subsidiary of the Company or Valentia from time to time in its place;

Flotation means the unconditional granting of admission to dealings, or permission for any of the ordinary shares in the Company or any Subsidiary of the Company to be dealt in, on any Recognised Investment Exchange;

Financial Investors means PEP, SPE, GSPE, AJFOR and Yoghal Trading Limited and/or any permitted assignee of their respective rights and obligations under, and which has duly entered into a deed of adherence in accordance with, the terms of the Shareholders’ Agreement;

Group means Valentia Holdings Limited, Valentia, the Company, eircom Funding, eircom Funding (Holdings) Limited and their Subsidiaries from time to time, any Holding Company of the Company or Valentia Holdings Limited from time to time or a Subsidiary of such Holding Company, and Group Company means any of them;

GSPE means the Goldman Sachs Group, Inc., a corporation organised in Delaware, USA;

Holding Company means a holding company as defined in Section 155 of the 1963 Act;

Implementation Agreement means the agreement dated on or around the date of adoption of these Articles between Valentia Holdings Limited, Valentia, the Investors and Aurum Nominees Limited setting out the various steps to be followed to carry out a proposed intra-Group re-organisation;

Investors means the Financial Investors and the ESOT;

Loan Agreement means the agreement dated in or around the date of adoption of these Articles between the Company, Valentia and eircom Funding pursuant to which eircom Funding provides loans to Valentia out of the proceeds of the issue of loan notes by eircom Funding and certain hedging arrangements relating thereto;

Offering Memorandum means the Offering Memorandum dated 30 July 2003 issued by Valentia and eircom Funding in relation to the issue of loan notes by Valentia and the Company;

PEP means Providence Equity Partners, Inc., PV III Investment (Cayman) Limited, PV Investment (Cayman) Limited and PV III (O) Investment (Cayman) Limited and PV(O) Investment (Cayman) Limited, each being limited companies constituted under the laws of the Cayman Islands);

Recognised Investment Exchange means the New York Stock Exchange and any exchange for trading in securities which is recognised under the Financial Services and Markets Act, 2000 (including NASDAQ) and which the Investors regard as providing adequate liquidity for the shares of the Company or any Subsidiary of the Company as the case may be;

Refinancing means the borrowing by Valentia of up to €2.3 billion of term debt and the issue by Valentia and eircom Funding of up to €1 billion of senior notes and senior subordinated notes as envisaged in the Term Sheet and the Offering Memorandum respectively;

Refinancing Documents means the Term Sheet, the Offering Memorandum and any other documents or instrument to which any Group Company is a party or by which any Group Company is bound in connection with the transactions envisaged thereby (or any of them);

Registration Rights Agreement means the agreement dated 21 July 2003 between inter alios Valentia Holdings Limited and the Investors to provide for certain arrangements with respect to the registration of the sale of the ordinary shares and the ESOT preference shares in Valentia Holdings Limited under the US Securities Act, 1933;

Shareholders’ Agreement means the Shareholders’ Agreement made inter alios between (1) Valentia Holdings Limited and (2) the Investors which became effective on 21 July 2003, as supplemented and amended and in force from time to time;

Share Exchange Agreement means the agreement dated 21 July 2003 constituted by the Investors and Aurum Nominees Limited’s offer to sell the entire issued share capital of Valentia (the Offer) and Valentia’s acceptance thereof pursuant to which Valentia Holdings Limited purchased the entire issued share capital of Valentia on terms set out in the draft agreement annexed to the Offer and in consideration issued shares to the Investors and Aurum Nominees Limited such that following the issue, the Investors and Aurum Nominees Limited held shares in Valentia Holdings Limited in the same classes and the same numbers and relative proportions as they held shares in Valentia;

SPE means Soros Private Equity Investors L.P., constituted as a limited partnership under the laws of the State of Delaware, U.S.A., Knightstown Investor Limited, constituted as a limited company under the laws of the Cayman Islands and EMOF L.L.C constituted as a corporation organised in Delaware, USA;

Term Sheet means the term sheet in respect of the proposed borrowing by Valentia of up to €1,400,000,000 pursuant to a syndicated loan facility to be arranged by Deutsche Bank AG dated on or around the date of adoption of these Articles; and

Transaction Documents means the Share Exchange Agreement, the Shareholders’ Agreement, the Registration Rights Agreement, the Facility Agreement, the Refinancing Documents, the Implementation Agreement, the Loan Agreement and all other documents referred to in these Articles or in such agreements.

MATTERS REQUIRING SPECIAL APPROVALS

A Matter	B Majority Director Consent*	C Optional Weighted Director Consent*

1.             Change in nature of business

The making of any change in the nature of the business (as at the date immediately following completion of the Investors’ subscriptions) of the Company or any of its Subsidiaries or, in the case of any Subsidiary acquired after the date of the Shareholders’ Agreement, as at the date of such acquisition, which change (in each case) would be material in the context of the Group as a whole.

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2.             Substantial acquisitions and disposals

The sale, leasing, transfer, licensing or other disposal or the purchase, leasing, transfer, licensing or other acquisition by the Company or any of its Subsidiaries whether by a single transaction or series of connected transactions or the agreement to do the same where the aggregate consideration (including assumed debt or obligations and taking into account the maximum amount of any deferred or contingent consideration) exceeds €10 million.

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3.             Substantial Investment

The carrying on of any part of the business of the Company or any of its Subsidiaries, the earnings before interest and tax attributable to which amounts to more than 5 per cent. of either the Group’s consolidated earnings before interest, tax, depreciation and amortisation or the Group’s turnover as shown in the most recent audited accounts of the Group in, or the investment of any material amounts, being amounts in excess of €10 million in aggregate, in any entity which is not a wholly owned Subsidiary of the Company, Valentia Holdings Limited, Valentia, eircom Funding or eircom Funding (Holdings) Limited or in or through, any partnership, consortium or joint venture.

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4.             Financing

(Other than pursuant to the Transaction Documents), the change to the terms of, replacement, or addition to any loan or loan facility entered into by the Company or any of its Subsidiaries at or before completion of the Investors’ subscriptions, or the addition of any new loan or loan facility, other than the implementation of the Refinancing.

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5. Sale and Lease-back arrangements The entry into by the Company or any of its Subsidiaries of any agreement or arrangement for the sale and lease-back of any assets.	☒	☒

6.             Decision to Float

Without prejudice to the Registration Rights Agreement, the adoption and implementation of any strategy for achieving a Flotation and decisions as to the timing and pricing of such Flotation.

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7. Litigation The commencement of any litigation the sum claimed in respect of which exceeds €10 million and/or the settlement of any litigation for a sum in excess of €10 million.	☒	☒

8.             Issue of shares

(Other than pursuant to the Transaction Documents), the creation, allotment or issue of any shares or securities by the Company or any of its Subsidiaries, or the grant of any right to require the allotment or issue of any shares or securities (other than, in any such case, the creation, allotment or issue of any shares or securities to a wholly owned member of the Group or pursuant to the Shareholders’ Agreement or pursuant to an Approved Employee Plan).

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9.             Variation of capital

(Other than pursuant to the Transaction Documents), the increase, reduction, repayment, purchase (or re-purchase), sub-division, consolidation or other variation of the share capital of the Company or any of its Subsidiaries which is not a wholly owned subsidiary, or the reduction of the amount (if any) standing to the credit of any non-distributable reserve (including the share premium account or capital redemption reserve) of any such company, except for the specific purposes set out in the Articles.

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10.           Dividends

(Other than pursuant to the Transaction Documents), the declaration, making or payment of any dividend or other distribution to the holders of any shares of the Company except payment of any cash dividend entitlement of any holders of preference shares in accordance with the terms of such shares.

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11.           Winding-up

Except as required by law or the provisions of this Agreement, the giving of notice of any resolution to wind-up the Company, or the filing of any petition for the appointment of an examiner or liquidator, or the making of an invitation to any person to appoint a receiver.

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12.           Changes to Memorandum and Articles of Association

(Other than pursuant to the Transaction Documents), the alteration of the memorandum or articles of association of the Company or any of its Subsidiaries other than the amendment by eircom of its Articles of Association and the adoption by the Company of new articles of association pursuant to the Shareholders’ Agreement.

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13.           Board committees

The appointment of any committee of the Board and the establishment of its terms of reference, other than pursuant to the Share Exchange Agreement and the Shareholders’ Agreement whereby audit, remuneration and nomination committees shall be established by the Company or any Subsidiary of the Company.  Any change in the composition of the Audit, Remuneration or Nominations Committees from time to time.

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14.           Related party transactions

The entry into by the Company or any of its Subsidiaries of any transaction, arrangement or agreement with a director of the Company or an associate thereof or any person connected with any such director or with any Investor party or person connected with any Investor save for bonus arrangements of the type described at item 45.

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15. Chairman The removal of the chairman and the appointment of any replacement chairman.	☒	☒

16. CEO The appointment and removal of the Chief Executive Officer of the Group (CEO) and of any employees reporting directly to the CEO.	☒	☒

17. Establishment of incentive schemes The establishment of any new profit sharing, bonus or incentive scheme giving rise to payment of emoluments in excess of amounts provided for in the budget.	☒	☒

18.           Changes to incentive schemes/ESOT Trust Deed

Any material variation to the terms of any existing profit sharing, bonus or incentive scheme giving rise to payment of emoluments in excess of amounts provided for in the budget.

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19.           Share option schemes/Grants

The establishment of, or variation to the terms of, any share option scheme or shadow share option scheme or scheme for or agreement to grant any shares to employees under other circumstances.

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20.           Establishment of pension schemes etc

The establishment of, or any material variation to the terms or rules of, any pension or life insurance scheme giving rise to payment of contributions or emoluments in excess of amounts provided for in the budget.

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21. Dealings with Regulators The making of any proposal or the granting of any undertaking to any regulatory body or authority save in the ordinary and day to day course of business.	☒	☒

22. Acquisition of Subsidiary undertakings The acquisition or establishment by the Company or any of its Subsidiaries of any Subsidiary undertaking.	☒

23. Disposal of Subsidiary undertaking The disposal by the Company or any of its Subsidiaries or the dilution of its interest directly or indirectly in any Subsidiary undertaking.	☒

24.           Acquisition of securities in non-Group members

The subscription or other acquisition by the Company or any of its Subsidiaries of any interest (whether on its behalf or as nominee) in the share capital or instruments convertible into the share capital of any other company or body corporate (except a wholly-owned subsidiary of the Company).

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25. Partnerships and joint ventures The entry into by the Company or any of its Subsidiaries of any partnership or joint venture arrangement with any person.	☒

26.           Arrangements outside Ordinary course of business etc.

The entry into by the Company or any of its Subsidiaries of any arrangement, contract or transaction which is of an unusual or onerous or long term nature, or outside the normal course of its business as carried on, or otherwise than by way of bargain on arm’s length and on normal commercial terms.

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27.           Litigation

Without prejudice to paragraph 7 hereof, the commencement or settlement by the Company or any of its Subsidiaries of any litigation save for (i) collection of debts arising in the ordinary course of business or (ii) any application for an interim injunction or other urgent application in circumstances where it is not practicable to obtain prior consent or (iii) other routine matters not material in the context of the Group as a whole.

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28. Group policy The formulation of the Company’s and/or any of its Subsidiaries’ risk management strategy, health and safety policy and environmental policy.	☒

29. Audit Committee The taking of any action which contravenes or materially varies from any recommendation of the Audit Committee.	☒

30.           Loans etc

Other than in the normal course of trading and loans to employees for less than €2,000 in each case, the making of any loan or advance or the giving of any guarantee or indemnity or the provision of any credit to any employee by the Company or any of its Subsidiaries.

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31.           Security

(Other than pursuant to the Transaction Documents) the creation by the Company or any of its Subsidiaries of any mortgage, charge, encumbrance or other security interest on any uncalled capital or on any asset other than (i) liens arising in the ordinary course of trade or (ii) any charge arising by the operation or purported operation of title retention clauses and in the ordinary course of business or (iii) as required by the Refinancing Documents, for so long as any sum remains outstanding thereunder, or any document, deed or agreement entered into pursuant thereto or, in connection therewith.

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32. Financial Statements The approval of financial statements of the Company.	☒

33. Budget The approval of the budget and any revisions to the budget.	☒

34. Business Plan The approval of the business plan and any revisions to that business plan.	☒

35.           Other acquisitions and disposals

The sale, leasing, transfer, licensing or other disposal or the purchase, leasing, transfer, licensing or other acquisition by the Company or any of its Subsidiaries whether by a single transaction or series of connected transactions, related or not, or the agreement to do the same where the aggregate consideration for the transactions (including assumed debt and obligations and taking into account the maximum amount of any deferred or contingent consideration) exceeds €5 million but is less than €10 million.

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36.           Major capital expenditure

The making of (or the agreement to make) any individual or aggregate items of capital expenditure by the Company or any of its Subsidiaries in any year not provided for specifically in the budget (whether in one transaction or a series of related transactions) and which is in excess of €5 million in aggregate.

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37.           Major investments

The making by the Company or any of its Subsidiaries Group of major investments (other than capital expenditure or other expenditure specifically provided for in the budget) and which are in excess of €2.5 million in aggregate.

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38.           Applications for loan waivers

The application for any waiver, release or consent pursuant to the terms of any loan arrangements to which the Company or any of its Subsidiaries is from time to time a party.

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39. Accounting reference date The altering of the Company’s or any of its Subsidiaries’ accounting reference date.	☒

40. Auditors The removal or replacement of the Company’s or any of its Subsidiaries’ auditors.	☒

41. Auditors’ remuneration The remuneration of the auditors of the Company or any of its Subsidiaries.	☒

42. Accounting policies The approval of any significant change in accounting policies or practices.	☒

43.           Directors and senior managers of the Group

The appointment and removal of the Company Secretary of the Company or any of its Subsidiaries or directors or senior managers, other than the appointment of the directors of the Company or any of its Subsidiaries pursuant to the Shareholders’ Agreement.

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44.           Remuneration of directors

The payment to any director of the Company or any person connected with such director (within the meaning of Section 10 of the Irish Taxes Consolidation Act, 1997) of any bonus or commission or sum on account of bonus or commission in any financial year other than pursuant to (and as provided in) any contract of employment of any such director or connected person.

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45. Share Incentives The allocation of share incentives pursuant to management incentive schemes.	☒

46. Remuneration Committee The taking of any action which contravenes or materially varies from any recommendation of the Remuneration Committee.	☒

47. Donations The making by the Company or any of its Subsidiaries of any political contributions or of any charitable contributions whatsoever.	☒

48.           Transfer

The exercise of the Board’s discretion under the Articles to register or refuse to register, to require a transfer or to approve or refuse to approve the transfer of any share or the entry of any person in the register of members of the Company save that the directors shall not decline to register any transfer of shares, nor may they suspend registration thereof, where such a transfer is executed or delivered for registration by any person to whom such shares have been charged by way of security, or by any nominee of such person, pursuant to the power of sale under such security and a certificate by any officer of such person that the shares were so charged and the transfer was so executed or delivered shall, save in the case of manifest error, be conclusive evidence of that fact.

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*(☒  means required)